UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. 12 )*


                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                           (Title of Class Securities)

                                   92656G 10 8
                                 --------------
                                 (CUSIP Number)


                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          ------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                 AUGUST 4, 1994
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

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2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)               [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    12,242,655
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     9,013,845
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,082,864

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         59.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00

-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    12,242,655
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     9,013,845
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,082,864

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                            [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         59.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                            (a) [X]
                                                            (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                       [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         United States

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      71,584
         Beneficially                       8.       Shared Voting Power
         Owned By                                    12,250,280
         Each                               9.       Sole Dispositive Power
         Reporting                                   71,584
         Person With                        10.      Shared Dispositive Power
                                                     9.021,470
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,082,864

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                            [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         59.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         WC


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                        [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    12,242,655
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     9,013,845
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         14,082,864

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                          [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         59.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 12 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 the ("August Amendment") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "September Amendment") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") and as amended by Amendment No. 4 thereto dated December 20, 1993 ("Amendment No. 4" ) and as amended by Amendment No. 5 thereto dated January 11, 1994 ("Amendment No. 5") and as amended by Amendment No. 6 thereto dated February 10, 1994 ("Amendment No. 6") and as amended by Amendment No. 7 thereto dated February 23, 1994 ("Amendment No. 7") and as amended by Amendment No. 8 thereto dated March 9, l994 ("Amendment No. 8") and as amended by Amendment No. 9 thereto dated May 10, 1994 ("Amendment No. 9") and as amended by Amendment No. 10 thereto dated July 8, l994 ("Amendment No. 10") and as amended by Amendment No. 11 thereto dated July 28, 1994 ("Amendment No. 11") (the July Statement as amended by the August Amendment, September Amendment, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9, Amendment No. 10 and Amendment No. 11 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993 and its exhibits, as amended by Amendment No. 1 dated July 7, 1993 and its Exhibits as as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment is filed to disclose the: (a) acquisition of shares of Common Stock in the Rights Offering (i) by the John P. Michaels, Jr. Family Trust (6,584 shares) and the Kimberly Lynn Michaels Trust (701 shares), which shares may be deemed beneficially owned by Mr. Michaels and accordingly by the other Reporting Persons; and (ii) by Thomas W. Cardy, Smith Barney, Inc. Rollover IRA Custodian ("Cardy IRA") (116 shares) (Thomas W. Cardy is Vice President of CEA Investors, Inc.), and (b) acquisition by StarNet/CEA II Partners (the "Joint Venture") of 1,877,033 shares of Common Stock from the Company on August 4, 1994 in connection with the previously disclosed agreement by the Joint Venture to purchase shares unpurchased in the Rights Offering. Such Trusts and the Cardy IRA are not Reporting Persons and are not part of the group which has filed the Original Statement and this Amendment.

         Except as specifically modified, amended or supplemented by this Amendment all of the information in the Original Statement is hereby confirmed.

         Items 8, 10, 11 and 13 of the cover pages filed herewith has been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below.

         Item 2 of the Original Statement is hereby supplemented as follows:

Item 2. Identity And Background

         Each of the Reporting Persons, other than the Joint Venture, express1y declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(l) under the Act and except for the 1,877,033 shares of the Company's Common Stock acquired by the Joint Venture as described below. The filing of the Original Statement and this Amendment shall not be construed as an admission that Thomas W. Cardy or H. Gene Gawthrop are, for the purposes of Section 13(d) or 13(g) of the Act the beneficial owners of any securities covered by the Original Statement and this Amendment.

Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3.  Source And Amount Of Funds And Other Consideration

         The source and amount of funds and other consideration for the Joint Venture, CEA Investments Partnership II, Ltd. (the "Partnership" or "CEA II, Ltd."), CEA Investors, Inc. ("CEA Investors"), and J. Patrick Michaels, Jr., ("Michaels") remains as previously disclosed in Item 3 of Amendment No 7. The Joint Venture purchased the 1,877,033 shares of Common Stock from the Company for an aggregate purchase price of $3,754,066 ($2.00 per share). See Items 5 and 6 below.

Item 4 of the Original Statement is hereby amended and supplemented as follows.

Item 4. Purpose Of Transaction

         The principal purposes of the Joint Venture and the other Reporting Persons remain as set forth in Item 4 of the Original Statement. See Items 5 and 6 below.

         Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5.  Interest In Securities Of The Issuer

         AS described in Item 6, the Joint Venture purchased 1,877,033 shares of Common Stock from the Company at a price of $2.00 per share on August 4, 1994.

         Mr. Michaels may be deemed to have acquired beneficial ownership of 6,584 shares of Common Stock and 701 shares of Common Stock acquired by the

John P. Michaels, Jr. Family Trust and the Kimberly Lynn Michaels Trust, respectively, in the Rights Offering at a price of $2.00 per share on August 1, 1994.

         The Reporting Persons believe that the aggregate number of shares of Common Stock of the Company issued and outstanding as of August 9, 1994 is approximately 19,755,894 and will be approximately 21,755,894 upon issuance of the 2,000,000 shares purchased by shareholders in the Rights Offering.

         (A)      Each of the Partnership, CEA Investors, and the Joint
                  Venture may be deemed to beneficially own 14,082,864 shares of Common Stock, to have shared power to write or to direct the vote with respect to 12,242,655 shares of Common Stock. to have shared power to dispose or to direct the disposition with respect to 9,013,845 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 14,082,864 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 71,584 shares, to have shared power to vote or to direct the vote with respect to 12,250,280 shares, to have sole power to dispose or to direct the disposition of 71,584 shares and to have shared power to dispose or to direct the disposition of 9,021,470 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, any shares which may be acquired by StarNet in the event StarNet elects to convert interest which accrues and remains unpaid under the Deferred Payment Convertible Notes.

         Gawthrop may be deemed to be the beneficial owner of 14,084,018 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 12,242,655 shares as to which there is shared power to vote or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 9,013,845 shares as to which there is shared power to dispose or to direct the disposition.

         The Cardy IRA acquired 116 shares of Common Stock in the Rights Offering at a price of $2.00 per share. Cardy may be deemed to be the beneficial owner of 14,109,134 shares of Common Stock with 26,270 shares of Common Stock as to which there is sole power to vote or to direct the vote; 12,242,655 shares as to which there is shared power to vote or to direct the vote; 26,270 shares as to which there is sole power to dispose or to direct the disposition; and 9,013,845 shares as to which there is shared power to dispose or to direct the disposition. Gawthrop and Cardy each own interests as limited partners in the Partnership.

         Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6. Contracts, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer

         As previously disclosed, the Joint Venture agreed with the Company to purchase any and all of the 2,000,000 shares of Common Stock offered by the Company in the Rights Offering not purchased by other shareholders, as described in the Backstop Agreement. See Exhibit 4 to Amendment No. 9.

         On August 4, l994 the Joint Venture purchased 1,877,033 shares of Common Stock of the Company, which amount constituted all the unpurchased shares.

Item 7.  Material To Be Filed As Exhibits

Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 12 to Schedule 13D and all amendments thereto.

                                   SIGNATURES


         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,           CEA INVESTORS, INC., a
LTD. a Florida limited partnership      Florida corporation

By: CEA Investors, Inc., General
Partner
                                        By: /s/ THOMAS W. CARDY
                                           --------------------------------
                                        As:     Vice President
                                           --------------------------------

By: /s/ THOMAS W. CARDY                 Dated:       AUGUST 10, 1994
    ----------------------------              -----------------------------
As:      Vice President
    ----------------------------

Dated:       AUGUST 10, 1994
      --------------------------

/s/ J. PATRICK MICHAELS, JR.
--------------------------------
J. Patrick Michaels, Jr.
                                        STARNET/CEA II PARTNERS
Dated:       AUGUST 10, 1994            By: CEA Investors Partnership
      --------------------------        II, Ltd., a Florida Limited Partnership,
                                        its General Partner

                                        By: CEA Investors, Inc.,
                                            General Partner


                                        By: /s/ THOMAS W. CARDY
                                           ------------------------------------
                                        As:     Vice President
                                           ------------------------------------
                                        Dated:            AUGUST 10, 1994
                                              ---------------------------------